Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022, relating to the financial statements of NextPlat Corp. and subsidiaries (collectively, the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York

December 5, 2022